As filed with the Securities and Exchange Commission on May 10, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ConforMIS, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)
56-2463152
(I.R.S. Employer Identification No.)
ConforMIS, Inc.
600 Technology Park Drive
4th Floor
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

2015 Stock Incentive Plan
(Full Title of the Plan)

Mark A. Augusti

President and Chief Executive Officer
ConforMIS, Inc.
600 Technology Park Drive
4th Floor
Billerica, MA 01821
(Name and Address of Agent for Service)
(781) 345-9001
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Richard A. Hoffman
Danielle M. Lauzon
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
2015 Stock Incentive Plan Common Stock, par value $0.00001 per share	1,301,986	$5.43	$7,069,783.98	$819.39

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
The price of $5.43 per share, which is the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the NASDAQ Global Market on May 8, 2017, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement om Form S-8 relating to the 2015 Stock Incentive Plan of ConforMIS, Inc. (the “Registrant”) registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-205477) of the Registrant is effective. Accordingly, the information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-205477) is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits” with respect to which the Exhibit Index is incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on May 10, 2017.

CONFORMIS, INC.

By:	/s/Mark A. Augusti
Mark A. Augusti
President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of ConforMIS, Inc. (the “Company”), hereby severally constitute and appoint Mark Augusti, Paul Weiner and David Cerveny, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 10, 2017:

Signature	Title(s)

/s/Mark A. Augusti	President and Chief Executive Officer and Director (Principal Executive Officer)
Mark A. Augusti

/s/Paul Weiner	Chief Financial Officer (Principal Financial and Accounting Officer)
Paul Weiner

/s/Kenneth Fallon III	Chairman of the Board of Directors
Kenneth Fallon III

/s/Philip W. Johnston	Director
Philip W. Johnston

Director
Philipp Lang, M.D.

/s/Bradley Langdale	Director
Bradley Langdale

/s/Richard Meelia	Director
Richard Meelia

/s/Michael Mulligan	Director
Michael Mulligan

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)